                                  EXCHANGE AGREEMENT


     This Exchange Agreement is entered into by and among, Gary Watson ("Watson"), Patrick Cobb ("Cobb"), Samuel Caster ("Caster") Charles Fioretti ("C. Fioretti") and William Fioretti ("Fioretti") [collectively, the "Makers", singularly, the "Maker"] and Mannatech, Incorporated ("Mannatech"), on this the 31st day of August, 1997

                                       RECITALS

     1. Mannatech from time-to-time advanced to and on behalf of Agritech Labs, Inc. and Agritech, Incorporated, (collectively referred to herein as "Agritech") the total sum of $918,148.06, which Mannatech carries on its books as an account receivable ("Obligation").

     2.   The Makers are shareholders of both Mannatech and Agritech.

     3. At this time, Mannatech has expressed doubts as to the creditworthiness and collectibility of the Obligation.

     4. Accordingly, the Makers have agreed to assume the Obligation by apportioning the same among them, personally, with each evidencing the amount of the Obligation assumed by the execution and delivery of Promissory Note ("Note"), in the singular, "Notes" in the plural) upon which such Maker is personally liable. Such will have the effect of removing the account receivable of Mannatech from the books of Mannatech, and replacing the same with various notes receivable of the various Makers. Mannatech agrees to this assumption of the Obligation by the Makers.

     5. The parties wish to make a written memorial of their various agreements.

                                      AGREEMENTS

     1. Each Maker shall execute and deliver a Note to Mannatech, bearing the following terms and conditions, and in the amount, as to each Maker as is set forth beside his name below:

          a.   Interest Rate: 6% per annum from the date of the Note.

          b. Repayment Terms: On or before that date upon which good funds are received by each Maker on account of stock that he owns being sold in the Initial Public Offering of Mannatech, Incorporated or December 31, 1998, whichever shall first occur. Interest on the unpaid balance of each Note shall be due monthly,

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and may be deducted automatically from any amounts due any subject Maker by
Mannatech, if and only if, the Note of such subject Maker is in default. No interest shall be charged in respect of the principal balance of the Notes.

          c. Application of Payments and Prepayments: The Notes or any of them may be prepaid in whole or in part at any time.

          d. Interest After Maturity and Collection: Interest after maturity shall accrue at the highest lawful rate permitted under applicable Texas law, which shall govern the Note, generally. In the event that any Note is placed in the hands of an attorney for collection, reasonable attorney's fees may additionally be collected from the subject Maker. Any attempt to enforce any rights under this Agreement or any of the Notes shall, by the agreement of the parties, occur in a venue situs or judicial district appropriate to Dallas County, Texas.

          e. Form of Note: The form of the promissory note to be used as to each Maker is set forth on Exhibit "B" hereto.

          f. Amount of Each Note: The Amount of each Note, as to the subject Maker is as follows:

               Watson:        $ 45,907.40
               Cobb:          $ 45,907.40
               Caster:        $275,444.42
               S. Fioretti    $275,444.42
               W. Fioretti    $275,444.42


     2. Thin Agreement represents the entire agreement among the parties regarding the Obligation and the various Notes, save and except for the Notes themselves. To the extent that any provision of this Agreement would contravene with any provision of any of the Notes, the language of the Notes shall govern the parties. THE NOTES ARE NOT SUBJECT TO THIS AGREEMENT, AND ARE CONSEQUENTLY FULLY NEGOTIABLE.

     This Agreement is entered into effective as of the _______ day of ____________, 1997.

Mannatech, Inc.


/s/ Anthony E. Canale
-----------------------------
Anthony E. Canale
Chief Operating Officer

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/s/ Gary Watson
-----------------------------
Gary Watson



/s/ Patrick Cobb
-----------------------------
Patrick Cobb



/s/ Samuel Caster
-----------------------------
Samuel Caster



/s/ Charles Fioretti
-----------------------------
Charles Fioretti



/s/ William Fioretti
-----------------------------
William Fioretti

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